Exhibit 3.54(a)

AGREEMENT OF INCORPORATION

           I.  The undersigned agrees to form a corporation by the name of Marrowbone Development Company.

           II.  The principal office or Place of Business of said Corporation will be located at 4th and Main Street, P.O. Box 26763 in the city of Richmond and State of Virginia 23261. It’s chief works will be located in Kermit, Mingo County, West Virginia.

           III.  The objects for which this Corporation is formed are as follows:

           1.  To buy, acquire, own, hold, sell explore develop, mine and operate lands, including coal and mineral-bearing lands, and interests, estates, franchises therein, and to lease or rent the same from or to other persons, firms and corporations.

           2.  To construct, buy, own, hold, sell, use, operate, and rent or lease the same from or to others any and all buildings, structures, improvements, machinery, equipment, plants, and facilities for the exploration, development, mining, drilling, excavation, removal, treatment, handling, hauling, storage, transportation, distribution, sale and exchange of coal and other minerals and by-products and derivatives manufactured or produced therefrom.

           3.  To buy, sell, deal in, and act as producer, jobber, distributor, retailer, factor, and agent in the production, handling, storage, distribution, and sale of coal, coke, other minerals, and by-products and derivatives manufactured or produced therefrom.

           4.  To buy, own, hold, operate, lease or rent from or to others, sell and dispose of establishments. and enterprises for the handling, purchasing, storage, distribution, and sale as wholesaler, retailer, jobber, distributor, and factor, of general and various kinds and classes of merchandise and commodities

           5.  To buy, own, hold, control, improve, pledge, mortgage, lease sell, convey, exchange, and otherwise acquire deal in and dispose of any, and all articles or kinds of personal property, or any rights, interest, or estate therein, as owner, broker, agent or factor.

           6.  Generally to buy, own, hold, control, pledge, hypothecate, sell, convey, exchange, and otherwise deal in stocks, bonds, notes, mortgages, certificates of interest, evidence of ownership, evidences of indebtedness, and every, other kind and form of security, or any right, interest or estate therein, either as owner, broker, agent or factor, pursuant to all requirements of law.

           7.  To conduct any general and special brokerage agency, and commission business for others in the purchase, sale, management, or disposal, of real and personal property of all kinds, or any right, interest or estate therein, and to negotiate secured or unsecured loans for others, and to act as fiscal agent for others in the same manner and to the same extent that an individual might do or act in the conduct of any, lawful business.

           8.  To borrow money and issue evidences of indebtedness and to secure the payment of same by depositing pledging, mortgaging, or otherwise encumbering any real or personal property, or any right, interest or estate therein whether direct with the lenders, or in trust, or otherwise.

           9.  To buy, acquire, hold, own, use, sell, rent, and lease to and from others, grant, convey, mortgage, and encumber real and personal property and franchises, rights, interests and estates therein.

           10.  To do and perform any and all of such acts, things, and deeds that may be reasonably germane to or reasonably necessary for convenient in the exercise of any of the foregoing express powers.

           IV.  The amount of the total authorized capital stock of said corporation shall be Five Thousand dollars which shall be divided into 500 shares of the par value of Ten dollars each.

           The amount of capital stock with which it will commence busienss is One Thousand Dollars $1,000.00) being One Hundred shares of the par value of Ten Dollars ($10.00) each.

           V.  The full names and addresses, including street and street numbers, if any, and the city, town or village, of the Incorporators, and if a stock corporation, the number of shares subscribed by each:

-------------------------- ------------------------------- --------------------- --------------------- -----------
        Name                      Address                     No. of                No. of
                                                           Shares of Common    Shares of Preferred     Total No.
                                                              Stock                 Stock              of Shares
-------------------------- ------------------------------- --------------------- --------------------- -----------
Daniel A. Carrell          P.O. Box 1535                   50                    0                     50
                           Richmond, Virginia 23200
-------------------------- ------------------------------- --------------------- --------------------- -----------
Thurston R. Moore          P.O. Box 1535                   25                    0                     25
                           Richmond, Virginia 23200
-------------------------- ------------------------------- --------------------- --------------------- -----------
Charles H. Cuthbert, Jr.   P.O. Box 1535                   25                    0                     25
                           Richmond, Virginia 23200
-------------------------- ------------------------------- --------------------- --------------------- -----------

           VI.  The existence of this corporation is to be purpetual.

           WE, THE UNDERSIGNED, for the purpose of forming a Corporation under the laws of the State of West Virginia do make and file this Agreement, and we have accordingly hereunto set our respective hands this 23rd day of June, 1975.

/s/ Daniel A. Carrell Daniel A. Carrell /s/ Thurston R. Moore Thurston R. Moore /s/ Charles H. Cuthbert, Jr. Charles H. Cuthbert, Jr.

Edward M. Payne, III
File, Payne, Scherer & Brown
Law Building
Beckley, West Virginia 25801

CERTIFICATES

          State of Virginia, city of Richmond, to wit:

           I, illegible, a Notary Public in and for the County and State aforesaid hereby certify that:

Daniel A. Carrell
Thurston R. Moore
Charles H. Cuthbert, Jr.

whose names are signed to the foregoing agreement bearing date on the 23rd day of June, 1975 this day personally appeared before me in my said county and severally acknowledged their signatures to the same.

           Given under my hand and official seal this 23rd day of June, 1975

/s/ Illegible Notary Public

          My Commission Expires on illegible

ARTICLES OF MERGER
MERGING
SMC Coal and Terminal Company
a Delaware corporation
INTO
Marrowbone Development Company
a West Virginia corporation

In accordance with Section 31-1-38 of the Corporation Act
of the State of West Virginia

           Marrowbone Development Company, a corporation duly organized and existing under and by virtue of the laws of the State of West Virginia (the “Corporation”), desiring to merge SMC Coal and Terminal Company, a Delaware corporation, with and into itself pursuant to the provisions of Section 31-1-38 of the Corporation Act of the State of West Virginia DOES HEREBY CERTIFY as follows:

           FIRST: The name and the state of incorporation of each of the constituent corporation of the merger (the "Merger") are as follows:

Name	State of Incorporation

SMC Coal and Terminal Company	Delaware

Marrowbone Development Company	West Virginia

           SECOND: An Agreement and Plan of Merger between the parties to the Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 31?1?37 of the Corporation Act of the State of West Virginia.

           THIRD: The name of the surviving corporation of the merger is Marrowbone Development Company (the “Surviving Corporation”) which name shall be changed by amending Article I of the Certificate of Incorporation of the Surviving Corporation to change the corporation’s name to “SMC Coal and Terminal Company”.

           FOURTH: Anything herein or elsewhere to the contrary notwithstanding, this Merger may be amended or terminated and abandoned by the Board of Directors of the Surviving Corporation at any time prior to the date of filing the Articles of Merger with the Secretary of State of West Virginia.

           FIFTH: The Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation.

           SIXTH: The executed Agreemetn and Plan of Merger is on file at the principal place of business of the Surviving Corporation. The address of the principal place of business of the Surviving Corporation is Route 65 at Big Brach Road, P.O. BOX 119, Naugatuck, West Virginia 25685.

           SEVENTH: A copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation, on request and without cost to any stockholder of any constituent corporation.

           ElGHTH: The Merger will be effective upon the filing of the Articles of Merger with the Secretary of State of West Virginia and the Certificate of Merger with the State of Delaware.

           IN WITNESS WHEREOF, the undersigned, for the purpose of effectuating the Merger of the constituent corporations, pursuant to the Corporation Act of the State of West Virginia, under penalties of perjury do hereby declare and certify that this is the act and deed of the Corporation and the facts contained herein are true and accordingly have hereunto signed the Articles of Merger as of this 27th day of November, 1995.

Marrowbone Development Company By: /s/ David M. Young Name: David M. Young Title: President SMC Coal and Terminal Company By: /s/ David M. Young Name: David M. Young Title: President

State of Illinois

County of St. Clair

           I, Jeanette W. Moeller, a Notary Pubic, do hereby certify that on this 27th day of November, 1995, personally appeared before me, David M. Young who, being by me first duly sworn, declared that he is the President of Marrowbone Development Company and that the statements herein contained are true.

/s/ Jeanette W. Moeller Notary Public

(Notary Seal)

My Commission Expires: May 18, 1998

State of Illinois

County of St. Clair

           I, Jeanette W. Moeller, a Notary Pubic, do hereby certify that on this 27th day of November, 1995, personally appeared before me, David M. Young who, being by me first duly sworn, declared that he is the President of SMC Coal and Terminal Company and that the statements herein contained are true.

/s/ Jeanette W. Moeller Notary Public

(Notary Seal)

My Commission Expires: May 18, 1998

AGREEMENT AND PLAN OF MERGER

           This Agreement and Plan of Merger dated as of November 27, 1995, between SMC Coal and Terminal Company, a Delaware corporation (“SMC”), and Marrowbone Development Company, a West Virginia corporation (“Marrowbone”). (SMC and Marrowbone collectively shall be the “Constituent Corporations”).

           WHEREAS, SMC is a corporation duly organized and existing under the laws of the State of Delaware with an authorized capital stock of 1,000 shares of common stock, with a par value of $1.00 per share, (the “SMC Common Stock”) of which 1,000 shares of the SMC Common Stock are issued and outstanding as of the date of this Agreement;

           WHEREAS, Marrowbone is a corporation duly organized and existing under the laws of the State of West Virginia with an authorized capital stock of 5,000 shares of common stock, with a par value of $10.00 per share, (the ‘Marrowbone Common Stock”) of which 100 shares of the Marrowbone Common Stock are issued and outstanding as of the date of this Agreement;

           WHEREAS, the board of directors of SMC has determined that it is in the best interests of SMC to effect the transactions described in this Agreement and that SMC merge with and into Marrowbone with Marrowbone being the surviving corporation and the directors and sole stockholder of SMC have approved the merger on the terms and conditions set forth herein and have authorized the execution and filing of a Certificate of Merger, all in accordance with the applicable provisions of the laws of Delaware.

           WHEREAS, the board of directors of Marrowbone has determined that it is in its best interests to effect the transactions described in this Agreement and that SMC merge with and into Marrowbone with Marrowbone being the surviving corporation, and the directors and the sole stockholder of Marrowbone have approved the merger on the terms and conditions set forth herein and related Articles of Merger (the “Articles of Merger”) in accordance with the applicable provisions of the laws of the State of West Virginia;

           NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereby agree that, in accordance with the applicable statutes of the State of West Virginia, SMC shall be merged into Marrowbone, with Marrowbone being the surviving corporation, and that the terms and conditions of such merger (the “Merger”), the mode of carrying it into effect and the manner and basis of converting the shares effected by the Merger shall be as follows:

           1.  The Merger . Upon the terms and conditions hereinafter set forth and in accordance with the Corporation Act of West Virginia, at the Effective Time, SMC shall be merged with and into Marrowbone and thereupon the separate existence of SMC shall cease, and Marrowbone, as the surviving corporation (the “Surviving Corporation”), shall continue to exist under and be governed by the Corporation Act of the State of West Virginia.

           2.  Filing. SMC and Marrowbone, in compliance with the provisions of applicable law, will cause the Articles of Merger to be executed and filed with the Secretary of State of West Virginia and a Certificate of Merger to be executed and filed with the Secretary of State of Delaware.

           3.  Effective Date of Merger. The Merger shall become effective immediately upon the filing of the Articles of Merger with the Secretary of State of West Virginia and the Certificate of Merger with the Secretary of State of Delaware (the "Effective Time").

4.  Certificate of Incorporation and Bylaws. At the Effective Time, the Certificate of Incorporation of Marrowbone shall be the Certificate of Incorporation of the Surviving Corporation. The bylaws of Marrowbone shall be the by-laws of the Surviving Corporation.

           5.  Directors and Officers. The persons who are directors of Marrowbone immediately prior to the Effective Time shall, after the Effective Time, serve as the directors of the Surviving Corporation, and the officers, of Marrowbone immediately prior to the Effective Time shall after the Effective Time, serve as the officers of the Surviving Corporation, in each case, such directors and officers to serve until their successors have been duly elected and qualified in accordance with the Certificate of Incorporation and the by-laws of the Surviving Corporation, respectively.

           6.  Conversion. At the Effective Time, by virtue of the Merger and without any action on the part of the holders of the SMC Common Stock, each share of the SMC Common Stock, which is issued and outstanding immediately prior to the Effective Time, shall be converted, without any action of the sole stockholder thereof into 1/10 of a share of the Surviving Corporation.

           7.  Effect of Merger. On and after the Effective Time, the Surviving Corporation shall possess all the assets of every description, and every interest in the assets, wherever located, and the rights, privileges, immunities, powers. franchises and authority, of a public as well as a private nature, of each of SMC and Marrowbone and all obligations belonging to or due to each of SMC and Marrowbone, all of which vested in the Surviving Corporation without further act or deed. The Surviving Corporation shall be liable for all the obligations of SMC and Marrowbone; any claim existing, or action or proceeding pending, by or against SMC or Marrowbone may be prosecuted to judgment, with right of appeal as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place; and all the rights of creditors of each of SMC and Marrowbone shall be preserved unimpaired.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

SMC Coal and Terminal Company By: /s/ David M. Young Name: David M. Young Title: President	Marrowbone Development Company By: /s/ David M. Young Name: David M. Young Title: President

Attest: By: /s/ Michael A. Kafoury Name: Michael A. Kafoury Title: Secretary	Attest: By: /s/ Kevin L. Yocum Name: Kevin L. Yocum Title: Secretary

State of Illinois

County of St. Clair

           I, Jeanette W. Moeller, a Notary Public, do hereby certify that on this 27th day of November, 1995, Personally appeared before me, David M. Young and Kevin L Yocum who, being by me first duly sworn, declared that they are the President and Secretary. respectively, of Marrowbone Development Company and that the statements herein contained are true.

My Commission Expires: May 18, 1998	/s/ Jeanette W. Moeller Notary Public

State of Illinois

County of St. Clair

           I, Jeanette W. Moeller, a Notary Public, do hereby certify that on this 27th day of November, 1995, Personally appeared before me, David M. Young and Michael A. Kafoury who, being by me first duly sworn, declared that they are the President and Secretary. respectively, of SMC Coal and Terminal Company and that the statements herein contained are true.

My Commission Expires: May 18, 1998	/s/ Jeanette W. Moeller Notary Public

WEST VIRGINIA
ARTICLES OF INCORPORATION
PROFIT AMENDMENT

           Pursuant to the provisions of Section 31, Article 1, Chapter 31 of the Code of West Virginia, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

           FIRST: The name of the corporation is SMC Coal and Terminal Company

           SECOND: The following Amendment(s) to the Articles of Incorporation was adopted by the shareholders (Note 1) of the corporation on September 19, 1990, in the manner prescribed by Section 107 and 147, Article 1, Chapter 31.

"RESOLVED, that the first article of the Corporation's Certificate of Incorporation be amended to FIRST: Mountaineer Coal Development Company."

           THIRD: The number of shares of the corporation outstanding at the time of such adoption was 100; and the number of shares entitled to vote was 100.

           FOURTH: The description and number of outstanding shares of each class entitled to vote, as a class, were as follows:

Class Common	Number of Shares 100

           FIFTH: The number of shares voted for such amendment(s) was 100 and the number of shares voted against such amendment(s) was 0.

           SIXTH: The number of shares of each class entitled to vote as a class voted for and against such amendment(s) were:

           FOURTH: The description and number of outstanding shares of each class entitled to vote, as a class, were as follows:

Class Common	Number of Shares Voted For 100	Against 0

           SEVENTH: The manner in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment(s) shall be effected, is as follows: N/A

           EIGHTH: The amount of the authorized capital stock of this Corporation shall be increased/decreased from N/A shares at the par value of ____ to ___ shares at the par value of __. The total authorized capital stock shall hereafter be ____.

Dated: December 7, 1995

SMC COAL AND TERMINAL COMPANY By: /s/ David M. Young and By: /s/ Kevin L. Yocum

State of Illinois
County of St. Clair

           I, Jeanette W. Moeller, a Notary Public do hereby certify that on this 7th day of December, 1995, personally appeared before me David M. Young and Kevin L. Yocum who, being by me first duly sworn, declared that they are President and Secretary, respectively, of SMC Coal and Terminal Company, that they signed the foregoing document as President and Secretary of the corporation, and that the statements therein contained are true.

/s/ Jeanette W. Moeller Notary Public

My commission expires: May 18, 1998.

Notes: 1. Changes to "board of Directors' if no shares have been issued.

Articles of Amendment prepared by:

Kevin L. Yocum
50 Jerome Lane
Fairview Heights, IL 62208